Exhibit 99.1

For Immediate Release
May 1, 2020

PNM Resources Affirms Guidance and Discusses COVID-19 Updates, PNM to File Decoupling in Lieu of Planned Rate Review
Conference call set for 11 a.m. Eastern today

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) will discuss COVID-19 updates today during its previously scheduled first quarter 2020 earnings call.

•COVID-19 Stage 1 assumptions have been updated based on April visibility, 2020 Ongoing Earnings Guidance affirmed based on Stage 1 impacts
•PNM to file in May for decoupling in lieu of the planned general rate review
•Q1 2020 Earnings Results remain unchanged from April 13, 2020 preliminary earnings report

COVID-19 UPDATES
The company continues to monitor load trends during COVID-19 and has made adjustments to the projected impacts to load by customer class based on April activity. Stage 1 continues to assume that these expectations carry through May and fall within guidance, while Stage 2 carries these assumptions through July and guidance could possibly be at risk.

As a result, management affirmed its 2020 consolidated ongoing earnings guidance of $2.16 to $2.26 per diluted share. On the call, management will also review liquidity, rate base and earnings growth targets and other long-term business fundamentals that remain intact.

KEY REGULATORY UPDATES
Public Service Company of New Mexico (PNM) has announced that it is deferring its general rate review planned for the second quarter of 2020 in response to the challenges that COVID-19 has created for customers.

Instead, PNM plans to file a full decoupling proposal in May 2020 for residential and small commercial customers. This change better aligns customer non-fuel charges with the associated fixed costs of the system providing electricity service.

PNM joined other New Mexico utilities in filing a request on April 27, 2020 with the New Mexico Public Regulation Commission for the deferral of incremental COVID-19 related costs to a regulatory asset that will be included for recovery in a future rate review.

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Q1 2020 EARNINGS RESULTS

The company reports no changes to its first quarter 2020 earnings results previously reported on a preliminary basis on April 13, 2020:

PNM Resources (In millions, except EPS)

	Q1 2020	Q1 2019
GAAP net earnings (loss) attributable to PNM Resources	($15.3)	$18.7
GAAP diluted EPS	($0.19)	$0.23
Ongoing net earnings	$14.2	$9.0
Ongoing diluted EPS	$0.18	$0.11

FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, MAY 1

PNM Resources will discuss these items during a live conference call and webcast on Friday, May 1st at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, Chuck Eldred, PNM Resources executive vice president, corporate development and finance and Don Tarry, PNM Resources senior vice president and CFO. Supporting materials for the call will be available ahead of time on the company’s website at http://www.pnmresources.com/investors/results.cfm.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10142356. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter conference call”.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2019 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,761 megawatts of generation capacity and provides electricity to more than 790,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts      Media
Lisa Goodman      Ray Sandoval
(505) 241-2160     (505) 241-2782

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COVID-19 Impacts
The company cannot predict the extent or duration of the ongoing COVID-19 pandemic, nor its effects on the global, national or local economy, including the impacts on the company’s ability to access capital, or its effects on the company’s financial position, results of operations, and cash flows. As previously reported in our Form 8-K on March 30, 2020, the company issued materials that discussed potential impacts of the ongoing COVID-19 pandemic under different planning scenarios, including consolidated earnings guidance.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2 of Exhibit 99.1 of the Company’s preliminary earnings report on April 13, 2020.

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